Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2020 of Holicity Inc., as filed with the Securities and Exchange Commission on the date hereof (“Report”), Craig McCaw, Chief Executive Officer and President (principal executive officer) and Steve Ednie, Chief Financial Officer and Secretary (principal financial and accounting officer) of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Craig McCaw	/s/ STEVE EDNIE
Craig McCaw	Steve Ednie
Chief Executive Officer and President	Chief Financial Officer and Secretary
(principal executive officer)	(principal financial and accounting officer)

April 30, 2021	April 30, 2021